                                                                   Exhibit 4.1






                                   RIGHTS AGREEMENT

                                      BETWEEN

                            CENTERPOINT PROPERTIES TRUST

                                        AND

                      FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                    RIGHTS AGENT



                             DATED AS OF JULY 30, 1998

                                 Table of Contents

                                                                          Page

Recitals     Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 1.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . .1

Section 2.   Appointment of Rights Agent . . . . . . . . . . . . . . . . . .8

Section 3.   Issuance of Rights Certificates . . . . . . . . . . . . . . . .8

Section 4.   Form of Rights Certificates . . . . . . . . . . . . . . . . . 10

Section 5.   Execution, Countersignature and Registration. . . . . . . . . 10

Section 6. Transfer, Division, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
             Certificates. . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of
             Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 8.   Cancellation and Destruction of Rights Certificates . . . . . 13

Section 9.   Reservation and Availability of Shares. . . . . . . . . . . . 14

Section 10.  Preferred Shares Record Date. . . . . . . . . . . . . . . . . 15

Section 11.  Adjustments to Purchase Price, Number of Shares or Number
             of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 12.  Certification of Adjustments. . . . . . . . . . . . . . . . . 27

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
             Earning Power . . . . . . . . . . . . . . . . . . . . . . . . 27

Section 14.  Fractional Rights and Fractional Shares . . . . . . . . . . . 29

Section 15.  Rights of Action. . . . . . . . . . . . . . . . . . . . . . . 30

Section 16.  Agreement of Rights Holders Concerning Transfer
             and Ownership of Rights . . . . . . . . . . . . . . . . . . . 31

Section 17.  Rights Holder Not Deemed a Stockholder. . . . . . . . . . . . 31

Section 18.  Concerning the Rights Agent . . . . . . . . . . . . . . . . . 31

Section 19.  Merger or Consolidation or Change of Name of Rights Agent . . 32

                                                                          Page

Section 20.  Duties of Rights Agent. . . . . . . . . . . . . . . . . . . . 32

Section 21.  Change of Rights Agent. . . . . . . . . . . . . . . . . . . . 34

Section 22.  Issuance of New Rights Certificates . . . . . . . . . . . . . 35

Section 23.  Redemption and Termination. . . . . . . . . . . . . . . . . . 35

Section 24.  Notice of Certain Events. . . . . . . . . . . . . . . . . . . 36

Section 25.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

Section 26.  Supplements and Amendments. . . . . . . . . . . . . . . . . . 37

Section 27.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . 38

Section 28.  Benefits of this Agreement. . . . . . . . . . . . . . . . . . 39

Section 29.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 39

Section 30.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 39

Section 31.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 39

Section 32.  Descriptive Headings. . . . . . . . . . . . . . . . . . . . . 39

Section 33.  Grammatical Construction. . . . . . . . . . . . . . . . . . . 39


Exhibit A -- Articles Supplementary Relating to Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A

Exhibit B -- Form of Rights Certificate

Exhibit C -- Form of Summary of Rights

                                   RIGHTS AGREEMENT

                                ----------------------


          This RIGHTS AGREEMENT, dated as of July 30, 1998 between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "TRUST"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK (the "RIGHTS AGENT").

                                       RECITALS

          The Board of Trustees of the Trust has authorized and declared a dividend of one preferred share purchase right (a "RIGHT") for each Common Share (as defined in Section 1) outstanding on the Record Date (as defined in Section
1) and has authorized the issuance of one Right for each Common Share issued after the Record Date and before the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Expiration Date (as such terms are defined in Section 1) and in certain cases following the Distribution Date.
Each Right will represent, as of the Record Date, the right to purchase one one-thousandth of a Preferred Share (as defined in Section 1) upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

     Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "ACQUIRING PERSON" means any Person who or which, together with all Affiliates and Associates of such Person, is (or has previously been, at any time after the date of this Agreement, whether or not such Person(s) continues to be) the Beneficial Owner of 15% or more of the Common Shares then outstanding (determined without taking into account any securities exercisable or exchangeable for, or convertible into, Common Shares, other than any such securities beneficially owned by the Acquiring Person and Affiliates and Associates of such Person). However, "Acquiring Person" shall not include any Exempt Person.

          Notwithstanding the foregoing, a Person shall not become an "Acquiring Person" solely as the result of (i) an acquisition of Common Shares by the Trust or any Subsidiary which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding as determined above, or (ii) such Person becoming the Beneficial Owner of 15% or more of the Common Shares then outstanding as determined above solely as a result of an Exempt Event; PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding as determined above solely by reason of such a share acquisition by the Trust or the occurrence of such an Exempt Event and such Person shall, after becoming the Beneficial Owner of such Common Shares, become the Beneficial Owner of any additional

Common Shares by any means whatsoever (other than as a result of the subsequent occurrence of an Exempt Event, a stock dividend or a subdivision of the Common Shares into a larger number of shares or a similar transaction), then such Person shall be deemed to be an "Acquiring Person."

          Notwithstanding the foregoing, if a majority of the Continuing Trustees (as defined below) or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The determination of whether such Person's becoming an Acquiring Person shall have been inadvertent and the determination of whether the divestment of sufficient shares shall have been made as promptly as practicable shall be made by a majority of the Continuing Trustees or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust.

          (b) "ADJUSTMENT NUMBER" has the meaning set forth in, and shall be calculated in accordance with, the Articles Supplementary Relating to Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A, attached as Exhibit A hereto.

          (c) "AFFILIATE" has the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement; provided that, for purposes of this Agreement, the term "Affiliate" shall not include any Person that is an Exempt Person.

          (d) "ASSOCIATE" has the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement; provided that, for purposes of this Agreement, the term "Associate" shall not include any Person that is an Exempt Person.

          (e) Except as provided below, a Person shall be deemed to be the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN," any securities:

                  (i) which such Person or any Affiliate or Associate of such Person beneficially owns, directly or indirectly;

                  (ii) which such Person or any Affiliate or Associate of such Person has, directly or indirectly, the right or obligation (whether or not then exercisable or effective) to acquire pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any Affiliate or Associate of such Person until such tendered securities are accepted for purchase or exchange; and PROVIDED FURTHER, that prior to the occurrence of a Triggering Event, a Person will not be deemed the Beneficial Owner of, or to beneficially own, securities obtainable upon exercise of the Rights;

                  (iii) which such Person or any Affiliate or Associate of such Person has, directly or indirectly, the right (whether or not then exercisable) to vote, or to direct the voting of, pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security pursuant to this clause
          (iii) if the agreement, arrangement or understanding to vote, or to direct the voting of, such security (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and applicable rules and regulations thereunder and (B) is not also then reportable under Item 6 (or any comparable or successor item) of Schedule 13D under the Exchange Act (or any comparable or successor schedule or report);

                  (iv) which such Person or any Affiliate or Associate of such Person has "beneficial ownership" of as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act or any successor provision; or

                  (v) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate of such other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (iii) of this
          Section 1(d)) or disposing of any securities of the Trust.

          Nothing in the preceding sentence shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty
(40) days after the date of such acquisition.

          Notwithstanding anything in this Agreement to the contrary, for purposes of this Agreement, no Person shall be treated as the "Beneficial Owner" of, or be deemed to "beneficially own," any securities solely by reason of the ownership of those securities by any other Person that is an Exempt Person.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Trust, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially under the preceding provisions in this definition.

          (f) "BUSINESS COMBINATION" has the meaning set forth in Section 13 of this Agreement.

          (g) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (h) "CLOSE OF BUSINESS" on any given date means 5:00 p.m., New York time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m. New York time, on the next succeeding Business Day.

          (i)     "COMMON EQUIVALENT SHARES" has the meaning set forth in
Section 11(c)(2)(C) of this Agreement.

          (j) "COMMON SHARES" when used with reference to the Trust means the Common Shares of beneficial interest, par value $.001 per share, of the Trust (as the same may be changed by reason of any combination, subdivision or reclassification). Such term also includes the Class B Common Shares, par value $.001 per share ("Class B Shares"), of the Trust (as the same may be changed by reason of any combination, subdivision or reclassification). Whenever reference or provision is made herein, including in the Exhibits hereto, to Common Shares which are then Class B Shares then all actions referred to or which may be taken hereunder with respect to such Class B Shares shall be deemed to be references and provisions with respect to Class B Shares. However, whenever holders of Class B Shares are permitted or required hereunder to receive Common Shares, this shall mean Common Shares rather than Class B Shares. "COMMON SHARES" when used with reference to any Person (other than the Trust prior to a Business Combination) means shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which shares or units do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such shares or units or the amount of assets distributable on such shares or units upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such shares or units are subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; PROVIDED, HOWEVER, that if at any time there are more than one such class or series of capital stock of or equity interests in such Person, "Common Shares" of such Person will include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

          (k) "COMMON STOCK" has the meaning set forth in Section 11(c)(2)(C) of this Agreement.

          (l) "CONTINUING TRUSTEE" means (i) any member of the Board of Trustees of the Trust, while such Person is a member of the Board of Trustees of the Trust, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person or a representative, designee or nominee of an Acquiring Person or of any such Affiliate or Associate, and who was a member of the Board of Trustees of the Trust on the date of this Agreement, and (ii) any Person who becomes a member of the Board of Trustees of the Trust after the date of this Agreement, while such Person is a member of the Board of Trustees of the Trust, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative, designee or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election, or election, to the Board of Trustees of the Trust is recommended or approved by a majority of the Continuing Trustees.

          (m) "CURRENT MARKET PRICE" per share of Common Shares, Common Equivalent Shares or any other security on any date is the average of the daily closing prices per share of such Common Shares, Common Equivalent Shares or any other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date for the purpose of any computation under this Agreement except computations made pursuant to Section 11(c)(3), and for the Trading Day immediately prior to such date for the purpose of any computation under Section 11(c)(3); PROVIDED, HOWEVER, that in the event that the Current Market Price per share of Common Shares, Common Equivalent Shares or any other security is determined during a period following the announcement by the issuer of such Common Shares, Common Equivalent Shares or any other security of (i) a dividend or distribution on such Common Shares, Common Equivalent Shares or any other security other than a regular quarterly cash dividend, or
(ii) any subdivision, combination or reclassification of such Common Shares, Common Equivalent Shares or any other security, and prior to the expiration of 30 Trading Days after the "ex-dividend" date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" must be appropriately adjusted to take into account such dividend, distribution, subdivision, combination or reclassification. The closing price for each Trading Day shall be the last sale price, regular way, on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE") or, if the Common Shares, Common Equivalent Shares or any other security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Common Shares, Common Equivalent Shares or any other security is listed or admitted to trading or, if the Common Shares, Common Equivalent Shares or any other security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares, Common Equivalent Shares or any other security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by a majority of the Board of Trustees of the Trust or, if at the time of such selection there is an Acquiring Person and at least one Continuing Trustee, by a majority of the Continuing Trustees. If no such market maker is making a market, the fair market value of such shares on such day as determined in good faith by a majority of the Board of Trustees of the Trust or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Trustees or, if there are then no Continuing Trustees, by a nationally recognized investment banking firm selected by the Board of Trustees of the Trust having no current or former relationship with an Acquiring Person, or by the Board of Trustees of the issuer of such Common Shares, Common Equivalent Shares or any other security shall be used, which determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes. The term "TRADING DAY" means a day on which the principal United States national securities exchange on which the Common Shares, Common Equivalent Shares or any other security is listed or admitted to trading is open for the transaction of business or, if the Common Shares, Common Equivalent Shares or any other security is not listed or admitted to trading on any United States national securities exchange, but is traded in the over-the-counter market, then any day for which the high bid and low asked prices in the over-the-counter market are reported, or if the Common Shares, Common Equivalent Shares or any other security is not traded in the over-the-counter market, then a Business Day. If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to this Section 1(m)
(appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by the Adjustment Number.

          (n) "DISTRIBUTION DATE" means the earlier of (i) the tenth day after the Stock Acquisition Date and (ii) the tenth Business Day after commencement or public disclosure of an intention to commence (including, without limitation, any such commencement or public disclosure which occurs before or after the date of this Agreement and prior to the issuance of the Rights) a tender offer or exchange offer by a Person if, after acquiring the maximum number of securities sought pursuant to such offer, such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person. A majority of the Continuing Trustees or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust may defer the date set forth in clause (ii) of the preceding sentence to a specified later date or to an unspecified later date to be determined by a subsequent action or event.

          (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

          (p) "EXCHANGE DATE" means the time at which Rights are exchanged pursuant to Section 11(c)(3).

          (q) "EXEMPT EVENT" means with respect to any Person, the acquisition by such Person of Beneficial Ownership of Common Shares solely as a result of the occurrence of a Triggering Event and the effect of such Triggering Event on the last proviso of clause (ii) of the definition of Beneficial Owner, other than a Triggering Event in which such Person becomes an Acquiring Person.

          (r) "EXEMPT PERSON" means (i) the Trust, (ii) any Subsidiary of the Trust, (iii) any employee benefit plan of the Trust or of any Subsidiary of the Trust, and (iv) any Person holding Common Shares for any such employee benefit plan or for employees of the Trust or of any Subsidiary of the Trust pursuant to the terms of any such employee benefit plan.

          (s) "EXERCISE AMOUNT" means the amount payable by the holder as a condition to the exercise of one Right. Until and unless it shall be adjusted in accordance with this Agreement, the Exercise Amount shall be $120.00.

          (t)     "EXPIRATION DATE" means the Close of Business on July 30,
2008.

          (u) "PERSON" means any individual, firm, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity, and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act (or any successor provision).

          (v) "PREFERRED SHARES" means the Junior Participating Preferred Shares of beneficial interest, Series A, par value $.001 per share, of the Trust, having the rights and preferences set forth in the Articles Supplementary Relating to Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A, attached hereto as Exhibit A.

          (w) "PRINCIPAL PARTY" means (i) in the case of any Business Combination described in clause (i), (ii) or (iii) of the first sentence of
Section 13(a), (A) the Person that is the issuer of any securities into which Common Shares of the Trust are converted or for which they are exchanged in such Business Combination or, if there is more than one such issuer, the issuer of the Common Shares which has the greatest aggregate market value or (B) if no securities are so issued, the Person that survives or results from the Business Combination or, if there is more than one such Person, the Person the Common Shares of which has the greatest aggregate market value, and (ii) in the case of any Business Combination described in clause (iv) of the first sentence in
Section 13(a), the Person that receives the greatest portion of the assets or earning power transferred pursuant to such Business Combination or, if each Person that is a party to such Business Combination receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot reasonably be determined, whichever of such Persons is the issuer of the Common Shares which has the greatest aggregate market value; PROVIDED, HOWEVER, that in any such case, if the Common Shares of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect Subsidiary of one or more other Persons, then (x) "Principal Party" refers to whichever of such other Persons has Common Shares that is and has been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act; (y) if the Common Shares of two or more of such other Persons are and have been so registered, "Principal Party" refers to whichever of such other Persons is the issuer of the Common Shares which has the greatest aggregate market value; or
(z) if the Common Shares of none of such other Persons has been so registered, "Principal Party" refers to whichever of such other Persons (other than an individual) is the Person which has the equity securities with the greatest aggregate market value. In case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth above apply to each of the chains of ownership having an interest in such joint venture as if such Person were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (x) "PURCHASE PRICE:" Until the Trigger Date, the term Purchase Price means the price at which one one-thousandth of a Preferred Share shall be purchasable with the Rights. The Purchase Price shall be $120.00 per one one-thousandth of a Preferred Share until and unless it shall be adjusted pursuant to this Agreement. Immediately after the Trigger Date, the term "Purchase Price" shall mean the price per Common Share for which Common Shares shall be purchasable with the Rights. Thereafter the term "Purchase Price" as applied with respect to each kind of stock or other property purchasable with the Rights as a result of adjustments prescribed by this Agreement shall mean the price at which each share of such stock or the smallest available unit of such other property is purchasable with the Rights.

          (y)     "RECORD DATE" means the Close of Business on August 3, 1998.

          (z) "REDEMPTION DATE" means the time at which the Rights are scheduled to be redeemed as provided in Section 23.

          (aa)    "REDEMPTION PRICE" has the meaning given to such term in
Section 23.

          (bb) "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute.

          (cc) "STOCK ACQUISITION DATE" means the first date of public disclosure by the Trust, an Acquiring Person or otherwise that an Acquiring Person has become such.

          (dd) "SUBSIDIARY" has the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          (ee) "TRIGGER DATE" means the first date upon which a Person becomes an Acquiring Person.

          (ff) "TRIGGERING EVENT" shall mean a Person becoming an Acquiring Person.

     Section 2. APPOINTMENT OF RIGHTS AGENT. The Trust hereby appoints the Rights Agent to act as agent for the Trust in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Trust may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.   ISSUANCE OF RIGHTS CERTIFICATES.

          (a) Until the Distribution Date: (i) the Rights shall be issued in respect of and shall be evidenced by the certificates representing the Common Shares issued and outstanding on the Record Date and Common Shares issued or which become outstanding after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Expiration Date (which certificates for Common Shares shall be deemed to also be certificates evidencing the Rights), and not by separate certificates; (ii) the registered holders of such Common Shares shall also be the registered holders of the Rights associated with such shares; and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares, and the surrender for transfer of any certificate for such Common Shares shall also constitute the surrender for transfer of the Rights associated with such shares. As soon as practicable after the Trust has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent shall (except as otherwise provided in Section 7(e)) mail, by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the Close of Business on the Distribution Date, as shown by the records of the Trust, at the address of such holder shown on such records, one or more certificates evidencing the Rights ("RIGHTS CERTIFICATES"), in substantially the form of Exhibit B hereto, evidencing one Right (as adjusted from time to time pursuant to this Agreement) for each Common Share so held. From and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) Rights shall be issued in respect of all Common Shares which are issued or sold by the Trust after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Expiration Date. In addition, in connection with the issuance or sale of Common Shares by the Trust following the Distribution Date and prior to the earliest of the Redemption Date, the Exchange Date and the Expiration Date, the Trust shall, with respect to Common Shares so issued or sold (i) pursuant to the exercise of stock options issued prior to the Distribution Date or under any employee plan or arrangement created prior to the Distribution Date, or (ii) upon the exercise, conversion or exchange of securities issued by the Trust prior to the Distribution Date, issue Rights and Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (x) no such Rights and Rights Certificate shall be issued if, and to the extent that, the Trust shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Trust or the Person to whom such Rights Certificate would be issued and (y) no such Rights and Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof. Certificates issued after the Record Date representing Common Shares outstanding on the Record Date and Common Shares issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Expiration Date shall have impressed, printed, or written on, or otherwise affixed to them a legend substantially in the following form:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between CenterPoint Properties Trust and First Chicago Trust Company of New York as Rights Agent, dated as of July 30, 1998 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CenterPoint Properties Trust. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CenterPoint Properties Trust will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that were, are or become beneficially owned by Acquiring Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) may become null and void and the holder of any of such Rights (including any subsequent holder) shall not have any right to exercise such Rights.

          (c) Notwithstanding any other provision of this Agreement, neither the Trust, the Rights Agent nor anyone else shall have any obligation to issue any Rights Certificate to an Acquiring Person or to anyone else in whose hands the Rights nominally represented by such Certificate shall be null and void either initially or in connection with a request to register a transfer of Rights represented by a certificate previously issued. Furthermore, neither the Trust, the Rights Agent nor anyone else shall be obligated to issue Rights Certificates to any person making a tender offer which if consummated could render such person an Acquiring Person or to any Affiliate or Associate of such person until and unless the tender offer is withdrawn and the person shall have established to the Trust's reasonable satisfaction that such person does not intend to become an Acquiring Person. The Trust shall be entitled to require any person claiming the right to receive a Rights Certificate to present such evidence as the Trust shall require in good faith to establish to the Trust's satisfaction that the Rights represented by that Certificate have not become null and void under the provisions in Section 7(e) or that the Trust is not entitled to withhold such certificate under the provisions of the preceding sentence.

     Section 4.   FORM OF RIGHTS CERTIFICATES.    The Rights Certificates (and
the form of election to purchase shares and form of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Trust may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the Purchase Price set forth therein, but the number and kind of such securities and the Purchase Price shall be subject to adjustment as provided in this Agreement.

     Section 5.   EXECUTION, COUNTERSIGNATURE AND REGISTRATION.

          (a) Each Rights Certificate shall be executed on behalf of the Trust by the Trust's Chief Executive Officer, President, Chief Financial Officer, Treasurer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Trust's seal or a facsimile thereof which shall be attested by the Trust's Secretary or an Assistant Secretary, either manually or by facsimile signature. Each Rights Certificate shall be countersigned by the Rights Agent either manually or, if permitted by the Trust, by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Trust who shall have signed a Rights Certificate shall cease to be such officer of the Trust before countersignature by the Rights Agent and issuance and delivery by the Trust, such Rights Certificate nevertheless may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Rights Certificate had not ceased to be such officer of the Trust; and any Rights Certificate may be signed on behalf of the Trust by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Trust to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal corporate trust office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each Rights Certificate, and the certificate number and the date of issuance of each Rights Certificate.

     Section 6. TRANSFER, DIVISION, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

          (a) Subject to the provisions of Section 3(c) and Section 14, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earliest of the Redemption Date, the Exchange Date and the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, divided, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or following a Triggering Event or a Business Combination, other securities, cash or other property, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, divide, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, divided, combined or exchanged at the principal corporate office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. As a condition to such transfer, division, combination or exchange, the Trust may require payment by the surrendering holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith. Neither the Rights Agent nor the Trust shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) thereof or such Beneficial Owner's Affiliates or Associates as the Trust shall reasonably request.

          (b) Upon receipt by the Trust and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Trust and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Trust will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

          (a) Each Right shall entitle (except as otherwise provided in this Agreement) the registered holder thereof, upon the exercise thereof as provided in this Agreement, to purchase, for the Purchase Price, at any time after the Distribution Date and prior to the earliest of the Expiration Date, the Exchange Date and the Redemption Date, one one-thousandth of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 13.

          (b) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part (except that no fraction of a Right may be exercised) at any time after the Distribution Date and prior to the earliest of the Expiration Date, the Exchange Date and the Redemption Date, by surrendering the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Exercise Amount for each Right exercised.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Amount for each Right exercised and an amount equal to any applicable transfer tax required to be paid by the surrendering holder pursuant to Section 9(d), the Rights Agent shall, subject to the provisions of this Agreement, thereupon promptly (i)(A) requisition from any transfer agent for the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the Preferred Shares (or other securities, as the case may be) to be purchased (and the Trust hereby irrevocably authorizes its transfer agent to comply with all such requests), or
(B) if the Trust shall have elected to deposit the total number of Preferred Shares (or other securities, as the case may be) issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such Preferred Shares (or other securities, as the case may be) as are to be purchased (in which case certificates for the Preferred Shares (or other securities, as the case may be) represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Trust shall direct the depositary agent to comply with such request; (ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iii) if appropriate, requisition from the Trust the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14 of this Agreement and, promptly after receipt thereof, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate. In the event that the Trust is obligated to issue other securities (including Common Shares) of the Trust, pay cash and/or distribute other property pursuant to this Agreement, the Trust will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of
Section 3(c) and Section 14.

          (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were formerly beneficially owned on or after the earlier of the Distribution Date and the Trigger Date by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes or becomes entitled to be a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes or becomes entitled to be a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person (or from an Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or to holders of equity interests in any Associate or Affiliate of such Acquiring Person) or to any Person with whom the Acquiring Person (or an Associate or Affiliate of such Acquiring Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a direct or indirect transfer which a majority of the Continuing Trustees or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall, immediately upon the occurrence of a Triggering Event and without any further action, be null and void and no holder of such Rights shall have any rights whatsoever with respect to such Rights whether under this Agreement or otherwise, provided, however, that, in the case of transferees under clause (ii) or clause (iii) above, any Rights beneficially owned by such transferee shall be null and void only if and to the extent such Rights were formerly beneficially owned by a Person who was, at the time such Person beneficially owned such Rights, or who later became, an Acquiring Person or an Affiliate or Associate of such Acquiring Person. The Trust shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of a Rights Certificate or to any other Person as a result of the Trust's failure to make, or any delay in making (including any such failure or delay by the Continuing Trustees or the Board of Trustees of the Trust) any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Trust shall be obligated to undertake any action with respect to the registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) thereof or the Affiliates or Associates of such Beneficial Owner (or former or proposed Beneficial Owner) as the Trust shall reasonably request.

     Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, division, combination or exchange shall, if surrendered to the Trust or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Trust shall deliver to the Rights Agent for cancellation and retirement, and the

Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Trust otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Trust, or shall, at the written request of the Trust, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Trust.

     Section 9.   RESERVATION AND AVAILABILITY OF SHARES.

          (a) The Trust covenants and agrees that it will cause to be reserved and kept available at all times out of its authorized and unissued Preferred Shares or its authorized and issued Preferred Shares held in its treasury (and, following the occurrence of a Triggering Event or a Business Combination, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued Common Shares and/or other securities held in its treasury) free from preemptive rights or any right of first refusal, a sufficient number of Preferred Shares (and, following the occurrence of a Triggering Event, shares of Common Shares and/or other securities) to permit the exercise in full of all Rights from time to time outstanding.

          (b) The Trust further covenants and agrees, so long as the Preferred Shares (and, following the occurrence of a Triggering Event or a Business Combination, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any United States national securities exchange or quoted on any automated quotation system, to use its best efforts to cause, from and after the time that the Rights become exercisable, all such shares and/or other securities reserved for such issuance to be listed on such exchange or quoted on such automated quotation system upon official notice of issuance upon such exercise.

          (c) The Trust further covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event or a Business Combination, Common Shares and/or other securities) delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such shares and/or such other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued, fully paid, nonassessable, freely tradeable, not subject to liens or encumbrances, and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof, of any kind or nature whatsoever.

          (d) The Trust further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Trust shall not, however, be required to (i) pay any transfer tax which may be payable in respect of any transfer involved in the issuance or delivery of any Rights Certificates or the issuance or delivery of any certificates for Preferred Shares (or Common Shares and/or other securities as the case may be) to a Person other than, or in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or
(ii) transfer or deliver any Rights

Certificate or issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Trust's satisfaction that no such tax is due.

          (e) The Trust shall (i) as soon as practicable following a Triggering Event (or such earlier time following the Distribution Date as may be required by law), prepare and file a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which Rights are no longer exercisable for such securities and
(B) the Expiration Date. The Trust shall also take such action as may be necessary or appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercise of the Rights. The Trust may temporarily suspend, for a period of time not to exceed 90 days after the date of a Triggering Event, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Trust shall make a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

     Section 10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Trust are closed, such Person shall be deemed to have become the record holder of such shares (and/or such other securities, as the case may be) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Trust are open.

     Section 11. ADJUSTMENTS TO PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares, cash and other property obtainable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment from time to time as provided in this
Section 11.

          (a)     Adjustments Prior to Trigger Date:

                  (1) In the event the Trust shall at any time after the date of this Agreement and prior to the Trigger Date (i) pay a dividend or make a distribution on the Common Shares payable in Common Shares, (ii) subdivide (by a stock split or otherwise) the outstanding Common

                         Shares into a larger number of shares, (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of shares (and any of the actions described in clauses (i), (ii) or (iii) are herein called a "stock split") then:

                         (A) The number of Rights outstanding shall be adjusted so that after giving effect to such stock split the number of Rights outstanding shall be exactly equal to the number of Common Shares outstanding (and so that prior to the Distribution Date one Right shall be associated with every Common Share outstanding after such Stock Split);

                         (B) The Exercise Amount shall be adjusted by multiplying the Exercise Amount in effect immediately prior to such stock split by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such stock split and the denominator of which shall be the number of Common Shares outstanding immediately after such stock split;

                         (C) The Purchase Price for each one one-thousandth of a Preferred Share shall not change; and

                         (D) The fraction of a Preferred Share purchasable with each Right immediately after such stock split shall be equal to the product derived by multiplying the fraction of a Preferred Share purchasable with each Right immediately prior to such stock split times the fraction cited in clause (B) above.

                  The following example illustrates the intended operation of the preceding provisions. Assume that initially, each Right would (when and if it became exercisable) entitle its holder to purchase one one-thousandth of a Preferred Share for $120 (and accordingly the initial Exercise Amount and the initial Purchase Price per one one-thousandth of a Preferred Share are each $120). Assume further that prior to the Distribution Date, the Trust splits its Common Shares two for one (thereby doubling the number of Common Shares outstanding). The intended operation of the preceding adjustment provisions is that: (i) the number of Rights outstanding would also double;
                  (ii) one Right would be associated with each Common Share outstanding after the stock split; (iii) each Right would have an Exercise Amount equal to $60; (iv) each Right will entitle its holder (when and if the Right becomes exercisable) to purchase one one-thousandth of one Preferred Share; and (v) the Purchase Price for each one one-thousandth of a Preferred Share would remain $120 so that the price for each one one-thousandth of a Preferred Share purchasable with each Right would be $60.

                  (2) Adjustment in Rights Certificates: In the event the Distribution Date shall occur and the Trust shall issue separate certificates to represent the Rights, the following provisions shall thereafter apply:

                         (A) In the event the number of Rights outstanding is increased pursuant to Section 11(a)(1), the Trust shall as promptly as reasonably possible distribute to the record holders of the Rights on the record date for the stock split giving rise to the increase in the number of Rights certificates representing the additional Rights issuable by reason of such stock split.

                         (B) In the event the number of Rights outstanding is reduced pursuant to Section 11(a) by reason of the occurrence of a reverse stock split or its functional equivalent, then each Rights certificate outstanding prior to such reverse stock split shall thereafter represent the reduced number of Rights into which the Rights represented by such certificate immediately prior to such reverse stock split shall have been converted by reason of the occurrence of that reverse stock split.

          (b) Basic Triggering Event Adjustments: Upon the first occurrence of a Triggering Event (except as otherwise provided in this Agreement), each Right shall be changed so that immediately after the Triggering Event:

                  (1) it shall no longer be exercisable for Preferred Shares but rather shall be exercisable for Common Shares;

                  (2) the number of Common Shares which may be acquired upon exercise of each Right shall be equal to the result obtained by dividing (x) 50% of the Current Market Price per Common Share on the date of the occurrence of the Triggering Event into (y) the Exercise Amount in effect immediately prior to the Triggering Event; and

                  (3) the Purchase Price per Common Share purchasable with each Right shall be equal to 50% of the Current Market Price per Common Share on the date of the occurrence of the Triggering Event.

          (c)     Other Post Triggering Event Adjustments.

                  (1) At any time after the occurrence of a Triggering Event, a majority of the Continuing Trustees or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust shall have the right to reduce the Exercise Amount by such amount as such majority shall desire provided that (i) the reduction shall not result in a Purchase Price lower than the par value per Shares of the shares purchasable with the Rights, and (ii) a majority of the Continuing Trustees or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust shall determine that such reduction is not contrary to the interests of holders of Rights (other than any Acquiring Person or any other Person in whose hands the Rights are void), including, without limitation, such Trustees shall in good faith determine that the value of the Rights (to holders other than any Acquiring Person or any other Person in whose hands the Rights are void) immediately after any such reduction will be at least equal to or greater than the value of such Rights immediately prior to the public announcement of such reduction. The term "REDUCTION AMOUNT" means the amount of the reduction in the Exercise Amount which shall be made in accordance with the preceding sentence. In the event any reduction shall actually be made in accordance with this paragraph, then the number of Common Shares purchasable with each Right shall be reduced to an amount having a Current Value equal to the remainder derived by subtracting the Reduction Amount from the Current Value as of the date of such adjustment of the number of Common Shares purchasable with each Right immediately prior to such adjustment. For purposes of the preceding sentence, (i) the "Current Value" of a particular number of Common Shares shall be equal to the product derived by multiplying that particular number times the greater of (x) the Current Market Price (calculated as prescribed in
                         Section 1) or (y) the closing price per share (calculated as prescribed in Section 1) for the Common Shares on the Trading Day immediately prior to the day on which the adjustment shall be made and
                         (ii) "the number of Common Shares purchasable with each Right immediately prior to such adjustment" shall be the number after giving effect to the adjustment to be made on the Trigger Date pursuant to Section 11(b) and any other adjustments which shall have been prescribed by this Agreement for the period from the Trigger Date to the date upon which the adjustment shall be made under this Section 11(c)(1). Upon making each adjustment under this
                         Section 11(c)(1), the Purchase Price for each of the Common Shares purchasable after making such adjustment shall be reduced to the quotient derived by dividing the Exercise Amount in effect after such reduction by the number of Common Shares purchasable with each Right after giving effect to the reduction prescribed by this Section 11(c)(1).
                         Notwithstanding the foregoing, the right to reduce the Exercise Amount pursuant to this Section
                         11(c)(1) shall not be exercised at any time during which the exchange option set forth in Section
                         11(c)(3) is exercisable, unless a majority of the Continuing Trustees (or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust) in good faith determines that exercise of the Section 11(c)(1) right to reduce the Exchange Amount would provide greater value to the holders of the Rights (other than any Acquiring Person or any other Person in whose hands the Rights are void) than exercise of the Section 11(c)(3) exchange option.

                  (2) Use of Common Equivalent Shares: In the event that the number of Common Shares which are authorized by the Trust's deed of trust, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights ("AVAILABLE COMMON SHARES") is not sufficient to permit the exercise in full of the Rights after the adjustment made in accordance with
                         Section 11(b), then:

                         (A) the Trust shall first reduce the Exercise Amount pursuant to Section 11(c)(1) by a Reduction Amount equal to the lesser of (i) the amount which shall be sufficient to reduce the amount of Common Shares purchasable with the Rights (after giving effect to the adjustment prescribed by Section 11(c)(1)) to a number of shares not in excess of the Available Common Shares or (ii) the maximum amount permitted by Section 11(c)(1).

                         (B) If the amount of the adjustment required by the preceding sentence shall not be sufficient to reduce the amount of Common Shares purchasable with the Rights to a number of shares not in excess of the Available Common Shares, then (i) first, the Available Common Shares shall be allocated among the outstanding Rights so that each Right shall entitle its holder to purchase the same quantity of Available Common Shares and
                              (ii) second, each Right shall additionally entitle its holder to (x) purchase a fraction of a Preferred Share which when multiplied times the Adjustment Number then in effect under the terms of the Preferred Shares produces a product equal to the remainder derived by subtracting the number of shares of Common Shares purchasable with each Right after the allocation specified in clause (i) from the number of shares of Common Shares which would have been purchasable with such Right if the Corporation had had a sufficient number of shares of Common Shares to permit the Right to be exercisable entirely for Common Shares (such remainder being referred to herein as the "UNALLOCATED SHARES") or (y) receive cash in an amount equal to the Current Value of the Unallocated Shares (calculated as prescribed in Section 11(c)(1)) as of the date of substitution of cash for such Shares, or (z) receive any combination of the foregoing so long as each Right entitles its holder to receive the same amount of fractional Preferred Shares and cash.

                         (C) The fraction of a Preferred Share equal to the reciprocal of the Adjustment Number in effect at the time the term shall be applied shall be deemed to be a "COMMON EQUIVALENT SHARES" for purposes of this Agreement. The Trust shall take all actions reasonably necessary so that as nearly as possible each Common Equivalent Shares represents substantially the same interest in the Trust, has the same dividend rate, and has other characteristics as similar as possible to one Common Share. The term "COMMON STOCK" whenever it is used in this Agreement means both a Common Share and a Common Equivalent Share.

                         (D) If circumstances after the initial Trigger Date require the use of Common Equivalent Shares, the Trust shall use its best efforts to obtain authorization to issue a sufficient quantity of Common Shares to permit Common Shares to be issued upon exercise of the Rights and/or any exercise of the exchange right under the following Section. Each time the Trust's authorized Common Shares shall be increased, the adjustment required under the preceding paragraphs shall be redone to maximize the amount of Common Shares issuable upon exercise of the Rights. To the extent excess authorized Common Shares remain after the readjustment required by the preceding sentence, the holder of any outstanding Common Equivalent Shares shall have the right at any time to require the Trust to exchange that Shares for a Shares of Common Shares.

                         (E) In no event, however, shall the Trust be obligated to reserve any Common Shares for issuance under the Rights until and unless a Triggering Event actually occurs.

                         (F) In no event shall the Trust issue any Preferred Shares except for issuances caused by exercise of the Rights and except for issuances required by this Section 11(c) (2) or Section 11(d)(6).

                  (3)   Exchange Option:

                         (A) At any time after the occurrence of a Triggering Event and prior to (i) the time any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding and (ii) the occurrence of a Business Combination, a majority of the Continuing

                              Trustees or, if there are then no Continuing
                              Trustees, a majority of the Board of Trustees of the Trust may, at their option, cause the Trust to exchange for all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof), Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being referred to herein as the "EXCHANGE RATIO"). Any partial exchange shall be effected on a pro rata basis based on the number of Rights (other than Rights which have become void pursuant to the provisions of
                              Section 7(e) hereof) held by each holder of Rights.

                         (B) Immediately upon the action of a majority of the Continuing Trustees or, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust ordering the exchange of any particular Rights pursuant to this Section 11(c)(3) and without any further action and without any notice, the right to exercise those particular Rights shall terminate and the only right a holder shall have thereafter with respect to any of those particular Rights shall be to receive the number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Trust shall promptly give public notice of any such exchange and in addition, the Trust shall promptly mail a notice of any such exchange to all of the holders of such Rights in accordance with Section 25 of this Agreement; PROVIDED, HOWEVER, that the failure to give, any delay in giving or any defect in, such notice shall not affect the validity of such exchange. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of
                              Rights which will be exchanged.   The Trust shall
                              not be required to issue fractions of Common
                              Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Trust shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the product derived by multiplying (x) the subject fraction, by (y) the last sale price of the Common Shares on the fifth Trading Day following the public announcement of the exchange by the Trust, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case on a when issued basis (taking into account the exchange), as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE (or, if the Common Shares are not so listed or traded, then as determined in the manner provided under the definition of "Current
                              Market Price," adjusted to take into account the exchange). In determining whether any particular holder shall be obligated to receive cash in lieu of a fractional share, the holder shall be entitled to have all Rights beneficially owned by such holder aggregated so that only one fractional share shall be attributable to all the Rights so beneficially owned.

          (d)     Antidilution Adjustments After the Trigger Date:

                  (1) In the event the Trust shall at any time after the Trigger Date effect any stock split with respect to its Common Shares, then the Purchase Price to be in effect after such stock split shall be determined by multiplying the Purchase Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such stock split and the denominator of which shall be the number of Common Shares outstanding immediately after such stock split.

                  (2) In case the Trust shall at any time after the Trigger Date fix a record date for the making of a distribution to holders of Common Shares (including any such distribution made in connection with a reclassification of the Common Shares or a consolidation or merger in which the Trust is the surviving corporation) of securities (other than Common Shares and rights, options or warrants referred to in Section 11(d)(3)), cash (other than a regular periodic cash dividend at an annual rate not in excess of (x) 125% of the annual rate of the regular cash dividend paid on the Common Shares during the immediately preceding fiscal year or
                         (y) in the event that a regular cash dividend was not paid on the Common Shares during such preceding fiscal year, 5% of the Current Market Price of the Common Shares on the date such regular cash dividend was first declared), property, evidences of indebtedness or assets, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Common Share on such record date, less the fair market value (as determined in good faith by a majority of the Continuing Trustees or, if at the time of such determination there are no Continuing Trustees, by a nationally recognized investment banking firm selected by the Board of Trustees of the Trust having no current or former relationship with an Acquiring Person, whose determination shall be described in a statement filed with the Rights Agent) of such securities, cash, property, evidences of indebtedness or assets to be so distributed in respect of one Common Share, and the denominator of which shall be such Current Market Price per Common Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not made following such adjustment, the Purchase Price shall be readjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                  (3) If the Trust shall at any time after the Trigger Date fix a record date for the issuance of rights, options or warrants to holders of Common Shares entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per Common Share (or, in the case of a convertible security, having a conversion price per Common Share) less than the Current Market Price per Common Share on such record date and requiring that the conversion or purchase right be exercised within 45 calendar days after such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate exercise and/or conversion price for the total number of Common Shares which are obtainable upon exercise and/or conversion of such rights, options, warrants or convertible securities would purchase at such Current Market Price, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares which may be obtained upon exercise and/or conversion of such rights, options, warrants or convertible securities.
                         In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Continuing Trustees or, if at the time of such determination there are no Continuing Trustees, by a nationally recognized investment banking firm selected by the Board of Trustees of the Trust having no current or former relationship with an Acquiring Person, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Common Shares owned by or held for the account of the Trust or any Subsidiary of the Trust shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not issued following such adjustment, the Purchase Price shall be readjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                  (4) Anything in this Section 11 to the contrary notwithstanding, the Trust shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
                         Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the Current Market Price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable or exercisable for Common Shares, share dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Trust to holders of its Common Shares, shall not be taxable to such stockholders.

                  (5) After each adjustment of the Purchase Price pursuant to any of subsections (1) - (4) immediately above, the number of Common Shares purchasable with each Right shall be adjusted to the quotient derived by dividing the Purchase Price as constituted after giving effect to such adjustment into the Exercise Amount.

                  (6) The Trust shall not take any of the actions described in any of subsections (1) - (3) above at a time when any Common Equivalent Shares are outstanding unless the Trust shall take substantively identical actions with respect to the outstanding Common Shares and outstanding Common Equivalent Shares. Conversely, the Trust shall not take any actions with respect to outstanding Common Equivalent Shares analogous to those described in any of subsections (1) - (3) above unless the Trust shall take substantively identical actions with respect to the outstanding Common Shares and outstanding Common Equivalent Shares.

          (e)     Recapitalizations.

                  (1) In the event that after the Trigger Date, the Trust shall issue any securities in a reclassification of the Common Shares or in any other recapitalization (including any such reclassification in connection with a consolidation or merger in which the Trust is the surviving corporation), then in each such event:

                         (A) the property purchasable with each Right shall be adjusted to be whatever the owner of that Right would have owned by reason of both (i) the exercise of that Right immediately prior to such recapitalization or reclassification and (ii) the effect of that recapitalization or reclassification on the property assumed to have been received in such exercise.

                         (B) The Exercise Amount shall be allocated among the shares of stock and/or other units of property for which the Right shall be exercisable after giving effect to the adjustment cited in clause (A) based on the fair market value of such property to determine the Purchase Price for each such Share and/or unit.

                  (2) To illustrate the intended operation of this provision, assume that: (i) immediately prior to a reclassification, each Right were exercisable for 10 Common Shares and the Exercise Amount were $200 (resulting in a purchase price of $20 per Common Share); (ii) as a result of the Reclassification, each outstanding Common Share is reclassified into two New Common Shares and one Series B Share; and (iii) immediately after the reclassification, the market value of each New Common Share was $30 and the market value of each Series B shares was $15. Immediately after the assumed reclassification, each Right would be exercisable for 20 New Common Shares at a purchase price of $8 per share and ten Series B Shares at a purchase price of $4 per share.

          (f) In the event a Triggering Event shall occur, or in the event there shall be a recapitalization or reclassification pursuant to Section 11(e), or in the event there shall be any merger or other action which shall cause a change in the property purchasable with the Rights under Section 13, or in the event there shall be any other occurrence or development which shall cause the property purchasable with the Rights to consist in whole or in part of anything other than Preferred Shares, then and in any such event:

                  (1) The certificates representing the Rights shall automatically be deemed to represent the adjusted terms of the Rights without the need to replace such certificates. The Trust shall thereafter make arrangements for the production of certificates representing the revised terms of the Rights resulting from such adjustment and shall use such certificates to represent Rights for which new certificates shall be issuable by reason of a transfer of record ownership or by reason of a request by the existing record owner for a replacement certificate representing the revised terms of the Rights.

                  (2) The principles underlying the adjustment provisions in this Section 11 and elsewhere in this Agreement shall be applied to fairly and proportionately adjust the shares or other property purchasable with the Rights and the purchase price for each share or other property unit purchasable with the Rights after giving effect to the adjustments required by reason of such event to reflect any subsequent capital changes or other events. Without limiting by implication the generality of the preceding sentence, the provisions of Sections 7, 9, 10, 12, 13, 14 and 24 of this Agreement which related to the Preferred Shares shall after the occurrence of any such event apply in a substantively identical manner to the shares or other property purchasable with the Rights after giving effect to such event.

          (g) Before taking any action that would cause an adjustment reducing the Purchase Price per share at which shares are purchasable with the Rights below the par value of those shares, the Trust shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Trust may validly and legally issue fully paid and nonassessable shares at such adjusted Purchase Price.

          (h) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Trust may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Common Shares and other securities, cash or property of the Trust, if any, issuable upon such exercise over and above the Common Shares and other securities, cash or property of the Trust, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Trust shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or other securities, cash or property upon the occurrence of the event requiring such adjustment.

          (i) The Trust covenants and agrees that on and after the Trigger Date neither it nor any combination of it and its subsidiaries shall
(i) consolidate with any other Person, or (ii) merge with or into any other Person or (iii) directly or indirectly sell, lease, or otherwise transfer or dispose of (in one transaction or a series of related transactions) assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its Subsidiaries taken as a whole to any other Person if (A) at the time of or immediately after such consolidation, merger, sale, lease, transfer, or disposition there are any rights, warrants, securities or other instruments outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights,
(B) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease, transfer, or disposition the stockholders (or equity holders) of the Person who constitutes, or would constitute, the Principal Party in such transaction shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (C) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The Trust shall not consummate any such consolidation, merger, sale, lease, transfer, or disposition unless prior thereto the Trust and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(i).

          (j) The Trust covenants and agrees that, after the Trigger Date it will not, except as permitted by Section 11(c)(3) of this Agreement, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will, directly or indirectly, diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 12. CERTIFICATION OF ADJUSTMENTS. Whenever an adjustment is made as provided in Sections 11 and 13, the Trust shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the stock then purchasable with the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if no Rights Certificates have been issued, to each holder of a certificate representing Common Shares) in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Trust to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11 and 13 of this Agreement shall be effective as of the date of the event giving rise to such adjustment.

     Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

          (a) A "Business Combination" shall be deemed to occur in the event that, in or following a Triggering Event, (i) the Trust shall, directly or indirectly, consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Trust in a transaction that complies with Section 11(i) and Section 11(j) of this Agreement) in a transaction in which the Trust is not the continuing, resulting or surviving corporation of such merger or consolidation, (ii) any Person (other than a Subsidiary of the Trust in a transaction that complies with Section 11(i) and Section 11(j) of this Agreement) shall, directly or indirectly, consolidate with the Trust, or shall merge with and into the Trust, in a transaction in which the Trust is the continuing, resulting or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed (including, without limitation, any conversion into or exchange for securities of the Trust or of any other Person, cash or any other property), (iii) the Trust shall, directly or indirectly, effect a shares exchange in which all or part of the Common Shares shall be changed (including, without limitation, any conversion into or exchange for securities of any other Person, cash or any other property) or (iv) the Trust shall, directly or indirectly, sell, lease, exchange, mortgage, pledge or otherwise transfer or dispose of (or one or more of its Subsidiaries shall directly or indirectly sell, lease, exchange, mortgage, pledge or otherwise transfer or dispose of), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its Subsidiaries (taken as a whole) to any other Person (other than the Trust or any of its Subsidiaries in one or more transactions each and all of which comply with Section 11(i) and Section 11(j) of this Agreement).

          In the event of a Business Combination, proper provision shall be made so that each holder of a Right (except as otherwise provided in this Agreement) shall thereafter have the right to receive, upon the exercise of each Right, such number of Common Shares of the Principal Party as shall be equal to the result obtained by dividing the Exercise Amount in effect prior to the Business Combination by 50% of the Current Market Price per Shares of the Common Shares of such Principal Party immediately prior to the consummation of such Business Combination. All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this Section 13(a) shall, when issued upon exercise thereof in accordance with this Agreement, be duly and validly authorized and issued, fully paid, nonassessable, freely tradeable, not subject to liens or encumbrances, and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof of any kind or nature whatsoever. The Purchase Price per share for such Common Shares immediately after such Business Combination shall be equal to 50% of the Current Market Price per share of the Common
Shares of such Principal Party immediately prior to the consummation of such Business Combination.

          (b) After consummation of any Business Combination, (i) the Principal Party shall be liable for, and shall assume, by virtue of such Business Combination and without the necessity of any further act, all the obligations and duties of the Trust pursuant to this Agreement, (ii) the term "Trust" as used in this Agreement shall thereafter be deemed to refer to such Principal Party and (iii) such Principal Party shall take all steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such Business Combination as necessary to ensure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

          (c) The Trust shall not consummate any Business Combination unless prior thereto (i) the Principal Party shall have a sufficient number of authorized shares of its Common Shares which have not been issued or reserved for issuance (other than shares reserved for issuance pursuant to this Agreement to the holders of Rights) to permit the exercise in full of the Rights in accordance with this Section 13, (ii) the Trust and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the fulfillment of the Principal Party's obligations and the terms as set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable on or after the date of such Business Combination, the Principal Party, at its own expense, shall (A) prepare and file, if necessary, a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, (C) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act, (D) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the state securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate, (E) use its best efforts to list the Rights and the securities purchasable upon exercise of the Rights on a United States national securities exchange and (F) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights, (iii) the Trust and the Principal Party shall have furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a legal, valid and binding agreement of the Principal Party enforceable against the Principal Party in accordance with its terms, and (iv) the Trust and the Principal Party shall have filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

          (d) The provisions of this Section 13 shall similarly apply to successive Business Combinations. In the event a Business Combination shall be consummated at any time after the occurrence of a Triggering Event, the Rights which have not theretofore been exercised shall thereafter be exercisable for the consideration and in the manner described in Section 13(a). The provisions of Section 11(b) of this Agreement shall be applicable to events which occur after a Business Combination.

          (e) Notwithstanding any other provision of this Agreement, no adjustment to the number or kind of shares (or fractions of a share), cash or other property for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 13, unless the terms of this Agreement are amended so as to preserve such benefits, provided that this paragraph shall not prevent any change prior to the Trigger Date permitted by Section 26(a) and provided that this Section 13(e) shall not be deemed to limit or impair the right to engage in an exchange pursuant to Section 11(c)(3).

          (f) The Trust covenants and agrees that it shall not effect any Business Combination if at the time of, or immediately after such Business Combination, there are any rights, options, warrants or other instruments outstanding which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (g) Without limiting the generality of this Section 13, in the event the nature of the organization of any Principal Party shall preclude or limit the acquisition of Common Shares of such Principal Party upon exercise of the Rights as required by Section 13(a) as a result of a Business Combination, it shall be a condition to such Business Combination that such Principal Party shall take such steps (including, but not limited to, a reorganization) as may be necessary to ensure that the benefits intended to be derived under this
Section 13 upon the exercise of the Rights are assured to the holders thereof.

     Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Trust shall not be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights.

          (b) The Trust shall permit the issuance and trading of Preferred Shares in fractional shares such that the smallest fractional share tradeable at any particular time shall equal the reciprocal of the Adjustment Number in effect at that particular time. The Trust shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of the reciprocal of the Adjustment Number) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of the reciprocal of the Adjustment Number). Fractions of Preferred Shares may, at the election of the Trust, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Trust and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares. In lieu of fractional Preferred Shares that are not integral multiples of the reciprocal of the Adjustment Number, the Trust may at its option (i) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive the reciprocal of the Adjustment Number of one Preferred Share upon the surrender of such scrip or warrants aggregating the reciprocal of the Adjustment Number of one Preferred Share, or (ii) pay to the registered holders of Rights Certificates at the time such Rights Certificates are exercised as provided in this Agreement an amount in cash equal to the same fraction of the relevant closing price of a Preferred Share. For purposes of this Section 14(b), the relevant closing price of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of the definition of "Current Market Price" in Section 1) for the Trading Day immediately prior to the date of such exercise.

          (c) The Trust shall not be required to issue fractions of Common Shares or Common Equivalent Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Trust shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Shares would otherwise be issuable an amount in cash equal to the product derived by multiplying (x) the subject fraction, by (y) the closing price of a Common Share (as determined pursuant to the second sentence of the definition of "Current Market Price" in Section 1) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by his acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as otherwise provided in this Agreement).

     Section 15. RIGHTS OF ACTION. Except as otherwise provided, all rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, any registered holders of associated Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, any associated Common Shares), without the consent of the Rights Agent or of the holder of any other Right, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Trust to enforce, or otherwise act in respect of, his rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. AGREEMENT OF RIGHTS HOLDERS CONCERNING TRANSFER AND OWNERSHIP OF RIGHTS. Every holder of a Right by accepting the same consents and agrees with the Trust and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

          (b) after the Distribution Date, the Rights Certificates will be transferable on the registry books of the Rights Agent only if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Trust and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Share certificate made by anyone other than the Trust, the transfer agent for the stock purchasable with such Right or the Rights Agent) for all purposes whatsoever, and neither the Trust nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17. RIGHTS HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote or to receive dividends or distributions or shall be deemed for any purpose the holder of Preferred Shares or any other securities, cash or other property which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Trust, including, without limitation, any right (i) to vote for the election of Trustees or upon any matter submitted to shareholders at any meeting thereof, (ii) to give or withhold consent to any corporate action, (iii) to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), (iv) to receive dividends, distributions or subscription rights, (v) to institute, as a holder of Preferred Shares or other securities issuable on exercise of the Rights represented by any Rights Certificate, any derivative action on behalf of the Trust, or otherwise, until and only to the extent that the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

     Section 18. CONCERNING THE RIGHTS AGENT. The Trust agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Trust also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith, willful misconduct or breach of this Agreement on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Trust, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, when necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, PROVIDED that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Trust and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Trust), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate of an Acquiring Person or the determination of Current Market Price) be proved or established by the Trust prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Treasurer, any Vice President or the Secretary of the Trust and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for the negligence, bad faith, willful misconduct or breach of this Agreement by it or its attorneys or agent.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution and delivery of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares, Common Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares, Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Trust agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Treasurer, any Vice President or the Secretary of the Trust, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Trust or become pecuniarily interested in any transaction in which the Trust may be interested, or contract with or lend money to the Trust or otherwise act as fully and freely as though the Rights Agent were not serving as such under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Trust or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Trust.

     Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon notice of 30 days in writing mailed to the Trust and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Rights Certificates by either (i) first-class mail or (ii) by disclosure in a periodic report of the Trust required to be filed under the Exchange Act, any permitted report under the Exchange Act, a press release of the Trust or in any proxy or other communication of the Trust with its stockholders. The Trust may remove the Rights Agent or any successor Rights Agent upon notice of 30 days in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by either
(i) first-class mail or (ii) by disclosure in a periodic report of the Trust required to be filed under the Exchange Act, any permitted report under the Exchange Act, a press release of the Trust or in any proxy or other communication of the Trust with its shareholders. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Trust shall appoint a successor to the Rights Agent. Notwithstanding any other provision of this Agreement, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Trust shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Trust), then the incumbent Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Trust or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Illinois (or of any other state of the United States so long as such corporation is authorized to conduct a banking, corporate trust or stock transfer business in the State of Illinois) in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Trust shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares; the Trust shall also either (i) mail a notice thereof in writing to the registered holders of the Rights Certificates or (ii) make a disclosure with respect thereto in a periodic report of the Trust required to be filed under the Exchange Act, any permitted report under the Exchange Act, a press release of the Trust or in any proxy or other communication of the Trust with its shareholders. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Trust may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Trustees of the Trust or, if there is then an Acquiring Person and at least one Continuing Trustee, by a majority of the Continuing Trustees to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of securities, cash or other property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

     Section 23.  REDEMPTION AND TERMINATION.

          (a) The Board of Trustees of the Trust may, at its option, at any time prior to the earlier of (i) the Trigger Date and (ii) the Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.01 per Right (the "REDEMPTION PRICE") appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement. The Trust may, at its option, pay the Redemption Price in cash, shares (including fractional shares) of Common Shares (based on the Current Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Trustees. The redemption of the Rights by the Board of Trustees of the Trust may be made effective at such time, on such basis and with such conditions as the Board of Trustees of the Trust in its sole discretion may establish.

          (b) At the time and date of effectiveness set forth in any resolution of the Board of Trustees of the Trust ordering the redemption of the Rights, without any further action and without any further notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price; PROVIDED, HOWEVER, that such resolution of the Board of Trustees of the Trust may be revoked, rescinded or otherwise modified at any time prior to the time and date of effectiveness set forth in such resolution, in which event the right to exercise will not terminate at the time and date originally set for such termination by the Board of Trustees of the Trust. The Trust shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Trust shall also give notice of such redemption to the Rights Agent. The Trust may elect to give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the issuance of Rights Certificates, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. In connection with any redemption permitted under this Section 23, the Trust may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the issuance of the Rights Certificates, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Trust. Neither the Trust nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of shares of Common Shares prior to the earlier of the Distribution Date and the Expiration Date.

     Section 24. NOTICE OF CERTAIN EVENTS. In case the Trust, on or after the Distribution Date, shall propose to (a) pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend at an annual rate not in excess of 125% of the annualized rate of the cash dividend paid on the Common Stock during the immediately preceding fiscal year), or (b) offer to the holders of its Common Stock rights, options or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) effect any reclassification of the Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock, a change in the par value of such Common Stock or a change from par value to no par value), or (d) directly or indirectly effect any consolidation or merger into or with, or effect any sale, lease, exchange, or other transfer or disposition (or to permit one or more of its Subsidiaries to effect any sale, lease, exchange or other transfer or disposition), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Trust and its Subsidiaries (taken as a whole) to, any other Person, or (e) effect the liquidation, dissolution or winding up of the Trust, then, in each such case, the Trust shall give to each holder of a Right, in accordance with
Section 25, a notice of such proposed action, which shall specify any record date for the purposes of such stock dividend or distribution of rights, or the date on which such reclassification, consolidation, merger, sale, lease, exchange, transfer, disposition, liquidation, dissolution or winding up is to take place and if such holders will or may participate therein, the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein, if any, by the holders of Common Stock, whichever shall be the earlier. The failure to give notice as required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Trust or the vote upon any such action.

          In case any Triggering Event or Business Combination shall occur, then, in any such case, the Trust shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 25, notice of the occurrence of such Triggering Event or Business Combination, which shall specify the Triggering Event or Business Combination and include a description of the consequences of such event to holders of Rights under Section 11 or 13.

     Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Trust shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  CenterPoint Properties Trust
                  1808 Swift Drive
                  Oak Brook, IL  60523-1501
                  Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Trust or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Trust) as follows:

                  First Chicago Trust Company of New York
                  Suite 4660
                  525 Washington Boulevard
                  Jersey City, NJ  07310
                  Attention:  Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Trust or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Trust (or, if no Rights Certificates have been issued, if sent by first-class mail, postage prepaid, addressed to each holder of a certificate representing Common Shares at the address of such holder as shown on the Common Share registry books).

     Section 26.  SUPPLEMENTS AND AMENDMENTS.

          (a) At any time prior to the Trigger Date, a majority of the Board of Trustees of the Trust may, and the Rights Agent shall, if so directed, supplement or amend any provision of this Agreement, including, without limitation, the Beneficial Ownership percent as set forth in Section 1 at which a Person becomes an Acquiring Person and the definition of Exempt Person as set forth in Section 1 to include any Person in addition to the Persons described therein, without the approval of any holders of Rights.

          (b) From and after the Trigger Date, a majority of the Board of Trustees of the Trust may, and the Rights Agent shall, if so directed, amend this Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision of this Agreement or (iii) to change or supplement the provisions hereunder in any manner which the Trust may deem necessary or desirable, so long as such change or supplement is not prohibited by Section 11(j) or Section 13(f) and would not otherwise adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or any other Person in whose hands the rights are void under the provisions of Section 7(e)).

          (c)     Except as otherwise provided in Section 26(b):

                  (1) The Board of Trustees of the Trust (or, where specifically provided for in this Agreement, the Continuing Trustees) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Trustees of the Trust or the Trust, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights for Common Shares or other securities of the Trust, or to amend or supplement this Agreement). No such action, interpretation or determination (or omission with respect to the foregoing) shall subject the Board of Trustees of the Trust or the Continuing Trustees to any liability to the holders of the Rights.

                  (2) Immediately upon the action of a majority of the Board of Trustees of the Trust providing for any amendment or supplement pursuant to this Section 26, and without any further action and without notice, such amendment or supplement shall be deemed effective. Promptly following the adoption of any amendment or supplement pursuant to this Section 26, the Trust shall deliver to the Rights Agent a copy, certified by the Secretary or any Assistant Secretary of the Trust, of resolutions of a majority of the Board of Trustees of the Trust adopting such amendment or supplement. Upon such delivery, the amendment or supplement shall be administered by the Rights Agent as part of this Agreement in accordance with the terms of this Agreement, as so amended or supplemented.

     Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Trust or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Trust, the Rights Agent and the registered holders of Rights any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Trust, the Rights Agent and the registered holders of the Rights.

     Section 29.  SEVERABILITY.    Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement shall be held to be prohibited by or unenforceable under applicable law, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Agreement shall remain in full force and effect. No rule of strict construction, rule resolving ambiguities against the person who drafted the provision giving rise to such ambiguities, or other such rule of interpretation shall be applied against any party with respect to this Agreement.

     Section 30. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the internal laws of Maryland applicable to contracts to be made and performed entirely within Maryland.

     Section 31. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

     Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 33. GRAMMATICAL CONSTRUCTION. Throughout this Agreement, where such meanings would be appropriate, (a) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms (e.g., references to "he" shall also include "she" and "it" and references to "who" and "whom" shall also include "which") and (b) the plural form of nouns and pronouns shall include the singular and vice-versa.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   CENTERPOINT PROPERTIES TRUST, a
                                   Maryland real estate investment trust,


                                   By:      /s/ John S. Gates, Jr.
                                      ----------------------------------------
                                     Title:  President


                                   FIRST CHICAGO TRUST COMPANY OF
                                   NEW YORK, as Rights Agent


                                   By:       /s/ Joanne Gorostiola
                                      ----------------------------------------
                                     Title: Assistant Vice President

                                      EXHIBIT A



                                       FORM OF
                         ARTICLES SUPPLEMENTARY RELATING TO
                         DESIGNATION, PREFERENCES AND RIGHTS
                  OF JUNIOR PARTICIPATING PREFERRED SHARES, SERIES A
                                          OF
                             CENTERPOINT PROPERTIES TRUST

             Pursuant to Section 8-203 of Article 8 of the Annotated Code
                              of the State of Maryland


          The undersigned officers of CenterPoint Properties Trust, a real estate investment trust organized and existing under the laws of the State of Maryland, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Trustees by the Declaration of Trust of the Trust, the Board of Trustees on July 30, 1998, adopted the following resolution creating a series of 50,000 Series Preferred Shares designated as Junior Participating Preferred Shares, Series A:

          RESOLVED, that pursuant to the authority vested in the Board of Trustees by the Declaration of Trust and out of the Series Preferred Shares authorized therein, the Board hereby authorizes that a series of Series Preferred Shares of the Trust be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Shares, Series A" (the "Series A Preferred Shares") and the number of shares constituting such series shall be 50,000.

          Section 2.     DIVIDENDS AND DISTRIBUTIONS.

               (A) Subject to the prior and superior rights of the holders of any series of Preferred Shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. The "Adjustment Number" shall initially be 1,000. In the event the Trust shall at any time after July 30, 1998, (i) declare or pay any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares into a greater number of shares or
          (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (B) The Trust shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

               (A) Each Series A Preferred Share shall entitle the holder thereof to a number of votes equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) on all matters submitted to a vote of the shareholders of the Trust.

               (B) Except as otherwise provided herein, in the Declaration of Trust or By-Laws, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Trust.

               (C) (i) If at any time dividends on any Series A Preferred Share shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly period on all Series A Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Trustees shall be increased by two, effective as of the time of election of such Trustees as herein provided, and (2) the holders of Series A Preferred Shares and the holders of other Preferred Shares upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Shares") with dividends in arrears equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Trustees.

                     (ii) During any default period, such voting right of the holders of Series A Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the Voting Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Voting Preferred Shares of such voting right.

                    (iii) Unless the holders of Voting Preferred Shares shall, during an existing default period, have previously exercised their right to elect Trustees, the Board of Trustees may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Voting Preferred Shares outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Shares, which meeting shall thereupon be called by the Chairman of the Board, the President, an Executive Vice President, a Vice President or the Secretary of the Trust. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Shares are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Trust. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Voting Preferred Shares outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                     (iv) In any default period, after the holders of Voting Preferred Shares shall have exercised their right to elect Trustees voting as a class, (x) the Trustees so elected by the holders of Voting Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Trustees may be filled by vote of a majority of the remaining Trustees theretofore elected by the holders of the class or classes of shares which elected the Trustee whose office shall have become vacant. References in this paragraph (C) to Trustees elected by the holders of a particular class or classes of shares shall include Trustees elected by such Trustees to fill vacancies as provided in clause (y) of the foregoing sentence.

                      (v)  Immediately upon the expiration of a default period,
          (x) the right of the holders of Voting Preferred Shares as a class to elect Trustees shall cease, (y) the term of any Trustees elected by the holders of Voting Preferred Shares as a class shall terminate and
          (z) the number of Trustees shall be such number as may be provided for in the Declaration of Trust or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Declaration of Trust or By-Laws).
          Any vacancies in the Board of Trustees effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Trustees.

               (D) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

          Section 4.     CERTAIN RESTRICTIONS.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in
          Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Trust shall not:

                     (i) declare or pay dividends on, or make any other distributions on, any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                     (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any securities of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A
          Preferred Shares; or

                     (iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any the Trust unless the Trust could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Trust in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Trust, no distribution shall be made (A) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received the greater of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount to be distributed per share to holders of Common Shares, or (B) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares then outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged.

          Section 8. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

          Section 9. AMENDMENT. The Declaration of Trust of the Trust shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

          IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of July, 1998.

                              CENTERPOINT PROPERTIES TRUST


                              By:__________________________________________
                                   Name:  John S. Gates, Jr.
                                   Title: President


Attest:

________________________________
Paul S. Fisher, Secretary

                                                                       EXHIBIT B


                             [Form of Rights Certificate]

Certificate No. R-                                             __________Rights

     NOT EXERCISABLE AFTER THE CLOSE OF BUSINESS ON JULY 30, 2008 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                  Rights Certificate

                             CENTERPOINT PROPERTIES TRUST

          This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 30, 1998 (the "Rights Agreement") between CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), and First Chicago Trust Company of New York (the "Rights Agent"), unless notice of redemption or exchange shall have been previously given by the Trust, to purchase from the Trust at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Chicago time) on July 30, 2008, at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid nonassessable Junior Participating Preferred Share, Series A, par value $.001 per share, of the Trust (the "Preferred Share"), at a purchase price (the "Purchase Price") of $_____ per one one-thousandth share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The Purchase Price may be paid in cash or by certified bank check or bank draft payable to the order of the Trust.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Trust and the holders of the Rights Certificates. Capitalized terms used but not defined in this Rights Certificate that are defined in the Rights Agreement shall have the same meanings ascribed to them in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Trust and the above-mentioned office of the Rights Agent.

          As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares or other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

          If the Rights evidenced by this Rights Certificate are or were formerly beneficially owned, on or after the earlier of the Distribution Date and the Trigger Date, by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes, or becomes entitled to be, a transferee after the Acquiring Person becomes such, or
(iii) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes or becomes entitled to be a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person (or from an Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or to holders of equity interests in any Associate or Affiliate of such Acquiring Person) or to any Person with whom the Acquiring Person (or an Associate or Affiliate of such Acquiring Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a direct or indirect transfer which a majority of the Continuing Trustees of, if there are then no Continuing Trustees, a majority of the Board of Trustees of the Trust determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) of the Rights Agreement, such Rights shall, immediately upon the occurrence of a Triggering Event and without any further action, be null and void and no holder of such Rights (including any subsequent holder) shall have any rights whatsoever with respect to such Rights whether under the Rights Agreement or otherwise, provided, however, that, in the case of transferees under clause (ii) or clause (iii) above, any Rights beneficially owned by such transferee shall be null and void only if and to the extent such Rights were formerly beneficially owned by a Person who was, at the time such Person beneficially owned such Rights, or who later became, an Acquiring Person or an Affiliate or Associate of such Acquiring Person.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Board of Trustees of the Trust at its option at a redemption price of $.01 per Right, subject to adjustment, payable, at the election of the Trust, in cash or Common Shares (including fractional shares) or such other consideration as the Board of Trustees of the Trust may determine, at any time prior to the earlier of (i) the Trigger Date and (ii) the Expiration Date, or (b) may be exchanged by a majority of the Continuing Trustees or, if there are then no Continuing Trustees, by a majority of the Board of Trustees of the Trust, at its option, in whole or in part, for the Trust's Common Shares or other Trust securities on a one-for-one basis, at any time after the Trigger Date and prior to (i) any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becoming the Beneficial Owner of 50% or more of the Common Shares then outstanding and (ii) the occurrence of a Business Combination.

          No fractional Preferred Share (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Share, which may, at the election of the Trust, be evidenced by depository receipts) are required to be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Trust may elect to (i) evidence fractional shares by depositary receipts, (ii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share, or (iii) make a cash payment, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends on, or shall be deemed for any purpose the holder of, Preferred Shares or any other securities, cash or property which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Trust, including, without limitation, any right to vote for the election of trustees or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Preferred Share or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                              *     *     *     *     *

          WITNESS the facsimile signature of the proper officers of the Trust and its seal. Dated as of _______ __, 1998.



                                        CENTERPOINT PROPERTIES TRUST


                                        By: ________________________________
                                          Title:  _____________________________




Countersigned:


FIRST CHICAGO TRUST COMPANY
  OF NEW YORK

By: ______________________________
          Authorized Officer

                     [Form of Reverse Side of Rights Certificate]

                                  FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such
                 holder desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED the undersigned ___________________________________
hereby sells, assigns and transfers unto ______________________________________
_______________________________________________________________________________
                    (Please print name and address of transferee)
_________ Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ with a power of Attorney to transfer the said Rights and a Rights Certificate evidencing such Rights on the books of CenterPoint Properties Trust with full power of substitution.

     A new Rights Certificate evidencing the remaining balance, if any, of such Rights not hereby sold, assigned and transferred shall be mailed to and registered in the name of the undersigned unless such person requests that such Rights Certificate be registered in the name of and mailed to (complete only if a Rights Certificate evidencing any remaining balance of Rights is to be registered in a name other than the undersigned):

Please insert Social Security or
other identifying number of transferee: ________________________

______________________________________________________________________________
                           (Please print name and address)

______________________________________________________________________________

                                     CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate or any Rights evidenced hereby / / are / / are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned / / did / / did not acquire any of the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ___________________________          _________________________________
                                             Signature


Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution with membership in a recognized signature guarantee medallion program as approved by the Stock Transfer Association.

                                        NOTICE

          The signature on the foregoing Form of Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment is not completed, the Trust will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment or other transfer of this Rights Certificate or any Rights evidenced hereby, will affix a legend to that effect on any Rights Certificate issued in whole or partial exchange for this Rights Certificate.

                             FORM OF ELECTION TO PURCHASE

                    (To be executed if holder desires to exercise
                  the Rights represented by this Rights Certificate)

To:  CENTERPOINT PROPERTIES TRUST

     The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Rights Certificate to purchase the Preferred
Shares or other securities, cash or other property issuable upon the exercise of such Rights and requests that certificates for such shares or other securities be issued in the name of, and such cash or other property be paid to:

Please insert social security
or other identifying number: ________________________


______________________________________________________________________________
                           (Please print name and address)

______________________________________________________________________________


          A new Rights Certificate evidencing the remaining balance, if any, of such Rights not hereby exercised shall be mailed to and registered in the name of the undersigned unless such person requests that such Rights Certificate be registered in the name of and mailed to (complete only if Rights Certificate evidencing any remaining balance of Rights is to be registered in a name other than the undersigned):

Please insert social security
or other identifying number: ________________________

______________________________________________________________________________
                           (Please print name and address)

______________________________________________________________________________

                                     CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate / / are / / are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned / / did / / did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________________________      ____________________________________
                                        Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution with membership in a recognized signature guarantee medallion program as approved by the Stock Transfer Association.


                                  NOTICE

          The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Election to Purchase is not completed, the Trust will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment or other transfer of this Rights Certificate or any Rights evidenced hereby, will affix a legend to that effect on any Rights Certificate issued in whole or partial exchange for this Rights Certificate.

                                                               EXHIBIT C


                            SUMMARY OF RIGHTS TO PURCHASE
                                   PREFERRED SHARES


     On July 30, 1998, the Board of Trustees of CenterPoint Properties Trust (the "TRUST") authorized the issuance of one preferred share purchase right (a "RIGHT") for each outstanding common share, par value $.001 per share (the "COMMON SHARES"), of the Trust. The distribution is payable to the shareholders of record at the close of business on August 11, 1998 (the "RECORD DATE"), and with respect to all Common Shares that become outstanding after the Record Date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights, the exchange of the Rights and the expiration of the Rights (and, in certain cases, following the Distribution Date). Each Right entitles the registered holder to purchase from the Trust one one-thousandth of a Junior Participating Preferred Share, Series A, par value $.001 per share, of the Trust (the "PREFERRED SHARES"), at a price of $120.00 per one one-thousandth of a Preferred Share (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Trust and First Chicago Trust Company of New York as Rights Agent ("RIGHTS AGENT").


     Until the earlier to occur of (i) 10 days after a person or group (an "ACQUIRING PERSON"), together with persons affiliated or associated with such Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "TRIGGER DATE") or (ii) the tenth business day after the date of commencement or public disclosure of an intention to commence a tender offer or exchange offer by a person if, upon consummation of the offer, such person could acquire beneficial ownership of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "DISTRIBUTION DATE"), the Rights will be evidenced by Common Share certificates and not by separate certificates. The Rights Agreement provides that, until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after August 11, 1998 upon transfer or new issuance of the Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights) the surrender for transfer of any certificate for Common Shares, with or without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHTS CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

     The Rights will first become exercisable after the Distribution Date (unless sooner redeemed or exchanged). The Rights will expire at the close of business on July 30, 2008 (the "EXPIRATION DATE"), unless earlier redeemed or exchanged by the Trust as described below.

     The Purchase Price payable, and the number of Common Shares or Preferred Shares or other securities, cash or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend or distribution on, or a subdivision, combination or reclassification of, the Common Shares or Preferred Shares, (ii) upon the grant to holders of the Common Shares or Preferred Shares of certain rights, options or warrants to subscribe for Common Shares or Preferred Shares or securities convertible into Common Shares or Preferred Shares at less than the current market price of the Common Shares or Preferred Shares or (iii) upon the distribution to holders of the Common Shares or Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

     In the event that a person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person and certain related persons and transferees (which will thereafter be void), shall thereafter have the right to receive upon exercise of such Right that number of Common Shares (or other securities) having at the time of such transaction a market value of two times the exercise price of the Right. In the event that a person becomes an Acquiring Person and the Trust is involved in a merger or other business combination transaction where the Trust is not the surviving corporation or where Common Shares are changed or exchanged or in a transaction or transactions in which 50% or more of its consolidated assets or earning power are sold, proper provision shall be made so that each holder of a Right (other than such Acquiring Person and certain related persons or transferees) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In addition, in the event that an Acquiring Person, together with persons affiliated or associated with such Acquiring Person, does not have beneficial ownership of 50% or more of the Common Shares, the Trust's Board of Trustees has the option of exchanging all or part of the Rights (excluding void Rights) for an equal number of Common Shares in the manner described in the Rights Agreement.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Trust, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

     At any time prior to the Trigger Date, the Board of Trustees of the Trust may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "REDEMPTION PRICE"), payable in cash, common shares (including fractional shares) or any other form of consideration deemed appropriate by the Board of Trustees. Immediately upon action of the Board of Trustees ordering redemption of the Rights, the ability of holders to exercise the Rights will terminate and the only rights of such holders will be to receive the Redemption Price.

     At any time prior to the Trigger Date, the Board of Trustees of the Trust may amend or supplement the Rights Agreement without the approval of the Rights Agent or any holder of the Rights. Thereafter, the Board of Trustees of the Trust may amend or supplement the Rights Agreement without such approval only to cure ambiguity, correct or supplement any defective or inconsistent provision or change or supplement the Rights Agreement in any manner which shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate thereof). Immediately upon the action of the Board of Trustees providing for any amendment or supplement, such amendment or supplement will be deemed effective.

     The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $25 per share and 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment equal to the greater of $100 per share and 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes per share, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Trust on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Trustees prior to the time a person or group has acquired beneficial ownership of 15% or more of the Common Shares, because until such time the Rights may generally be redeemed by the Trust at $.01 per Right.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Trust, including, without limitation, the right to vote or to receive dividends. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to an Application for Registration on Form 8-A and as an Exhibit to the Trust's Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Trust. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                      -3-